Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, (No. 33-28305; No. 33-28307; No. 33-69808; No. 33-54999; No. 333-10377; No. 333-10379; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781) and Form S-3, (No. 333-46611; No. 333-134168) of Interface, Inc., of our reports dated February 27, 2008, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and financial statement schedule which appear in this Form 10-K.

Atlanta, Georgia
February 27, 2008